UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2022
Biohaven Pharmaceutical Holding Company Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices, including zip code)
(203) 404-0410
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosures.
On January 5, 2022, Biohaven Holdco and Pfizer Inc. issued a joint press release announcing the effectiveness of the strategic collaboration for rimegepant and zavegepant. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.
The information in set forth in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.
Pfizer Collaboration

As previously disclosed, on November 9, 2021, Biohaven Pharmaceutical Holding Company ltd. (“Biohaven Holdco”), Biohaven Pharmaceutical Ireland DAC (collectively with Biohaven HoldCo, “Biohaven”), BioShin Limited (“BioShin”), and Pfizer Ireland Pharmaceuticals DAC (“Pfizer”), a subsidiary of Pfizer Inc., entered into a Collaboration and License Agreement (the “Collaboration Agreement”), pursuant to which Pfizer was granted the exclusive right to commercialize product candidates containing Biohaven Holdco’s proprietary compound rimegepant (BHV-3000) and may elect to commercialize zavegepant (BHV-3500), in each case, in all countries worldwide outside of the United States. Following the expiration or termination of applicable waiting periods under all applicable antitrust laws and the completion of the Share Purchase (as defined below), the Collaboration Agreement became effective as of January 4, 2022.

As previously disclosed, on November 9, 2021, Biohaven Holdco and Pfizer Inc. entered into a Subscription Agreement (the “Subscription Agreement”). On December 31, 2021, the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired with respect to the reportable transactions contemplated by the Subscription Agreement. As a result of such expiration of the waiting period and satisfaction of the other closing conditions described in the Subscription Agreement, on January 4, 2022, Biohaven Holdco closed the sale of 2,022,581 common shares of Biohaven Holdco to Pfizer Inc. for $350 million, representing an approximately 25% market premium at $173 per share (the “Share Purchase”), pursuant to the terms of the Subscription Agreement. As of January 6, 2022, Biohaven Holdco had 68,970,139 common shares, without par value per share, outstanding.

BioShin Merger Agreement

As previously disclosed, on November 9, 2021, Biohaven HoldCo, Biohaven Therapeutics Ltd., Atlas Merger Sub (“Merger Sub”) and BioShin entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for the merger of Merger Sub with and into BioShin, with BioShin surviving the merger as a wholly owned indirect subsidiary of Biohaven Holdco, in accordance with Section 233 of the Cayman Islands Companies Act. As a result of the satisfaction of the closing conditions described in the Merger Agreement, on January 6, 2022, each Series A convertible preferred share of BioShin, no par value, other than Excluded Shares (as defined in the Merger Agreement), was converted into the right to receive 0.080121 of a Biohaven Holdco common share.

Biohaven Holdco previously disclosed the entry into the Collaboration Agreement, the Subscription Agreement and the Merger Agreement in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 2021. Additional details regarding the transactions contemplated by the Collaboration Agreement, the Subscription Agreement and the Merger Agreement can be found therein.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated January 5, 2022, issued by Biohaven Pharmaceutical Holding Company Ltd. and Pfizer Inc.
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 7, 2022

Biohaven Pharmaceutical Holding Company Ltd.

By:	/s/ Matthew Buten
Matthew Buten
Chief Financial Officer

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